Exhibit 12

                                  June 26, 1998



The Dreyfus/Laurel Funds, Inc.
200 Park Avenue
New York, NY  10166

Dreyfus Index Funds, Inc.
200 Park Avenue
New York, NY  10166

Ladies and Gentlemen:

         The Dreyfus/Laurel Funds, Inc. (formerly The Laurel Funds, Inc.) ("Laurel Funds"), on behalf of Dreyfus International Equity Allocation Fund, a segregated portfolio of assets ("series") thereof ("Target"), and Dreyfus Index Funds, Inc. (formerly Peoples Index Fund, Inc.) ("Index Funds"), on behalf of Dreyfus International Stock Index Fund, a series thereof ("Acquiring Fund"),(1) have requested our opinion as to certain federal income tax consequences of the proposed acquisition of Target by Acquiring Fund pursuant to an Agreement and Plan of Reorganization between them dated as of February 12, 1998 ("Plan"). Specifically, each Investment Company has requested our opinion:

               (1) that Target's transfer of its assets to Acquiring Fund in exchange solely for voting shares of common stock in Acquiring Fund ("Acquiring Fund Shares") and the assumption by Acquiring Fund of Target's liabilities, followed by the distribution of those shares by Target pro rata to its shareholders of record determined as of the Valuation Time (as herein defined) ("Shareholders"), constructively in exchange for their shares of common stock in Target ("Target Shares") (such transactions sometimes being referred to herein collectively as the "Reorganization"), will constitute a "reorganization" within the meaning of section 368(a)(1)(D)(FN2) and that each Fund will be a "party to a reorganization" within the meaning of section 368(b),

               (2) that Target, the Shareholders, and Acquiring Fund will recognize no gain or loss on the Reorganization, and



------------------
1 Target and Acquiring Fund are sometimes referred to herein individually as a "Fund" and collectively as the "Funds," and Laurel Funds and Index Funds are sometimes referred to herein individually as an "Investment Company" and collectively as the "Investment Companies."

2 All section references are to the Internal Revenue Code of 1986, as amended ("Code"), and all "Treas. Reg. ss." references are to the regulations under the Code ("Regulations").

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               (3)  regarding  the basis and holding  period after the
          Reorganization of the transferred assets and the Acquiring Fund Shares issued pursuant thereto.

         In rendering this opinion, we have examined (1) the Funds' currently effective prospectuses and statements of additional information ("SAIs"), (2) the Plan, (3) the Prospectus/Proxy Statement dated April 8, 1998, that furnished in connection with the solicitation of proxies by Laurel Funds's board of directors for use at a special meeting of Target shareholders held on June 9, 1998 ("Proxy Statement"), and (4) other documents we have deemed necessary or appropriate for the purposes hereof. As to various matters of fact material to this opinion, we have relied, exclusively and without independent verification, on statements of responsible officers of each Investment Company and the representations described below and made in the Plan (as contemplated in paragraph 8.7 thereof) (collectively "Representations").


                                 FACTS
                                 -----

         Each Investment Company is a corporation organized under the laws of the State of Maryland and is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"). Target is a series of Laurel Funds, and Acquiring Fund is a series of Index Funds. The Target Shares are divided into two classes, designated "Investor Shares" and "Restricted Shares." Acquiring Fund offers for sale only one class of shares.

         The Reorganization, together with all related acts necessary to consummate it ("Closing"), will take place on the first day on which the New York Stock Exchange is open for business that occurs not less than seven calendar days after the approval of the Plan by Target's shareholders, or such other date as the parties may mutually agree on ("Closing Date"). On or before the Closing Date, Target will declare and pay to its shareholders a dividend and/or other distribution that, together with all previous dividends and other distributions, will have the effect of distributing to those shareholders all of its investment company taxable income for all taxable years ended before the Closing Date and for its current taxable year through the Closing Date (computed without regard to any deduction for dividends paid) and all net capital gain realized in all such taxable years (after reduction for any capital loss carryforward).

         The Funds' investment objectives and policies, which are substantially similar, are described in the Proxy Statement and their respective prospectuses and SAIs. The Funds also have the same investment adviser, transfer agent, custodian, and distributor.

         In considering the Reorganization, each Investment Company's board of directors (each a "board") made an extensive inquiry into a number of factors (which are described in the Proxy Statement, together with a discussion of the reasons for the Reorganization). Pursuant thereto, each board approved the Plan, subject to approval of Target's shareholders. In doing so, each board, including a majority of its members who are not "interested persons" (as that term is defined in the 1940 Act) of either Investment Company, determined that the Reorganization is in its Fund's best interests and that its Fund's shareholders' interests will not be diluted as a result of the Reorganization.


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         The Plan, which specifies that it is intended to be, and is adopted as, a plan of a reorganization described in section 368(a)(1)(D), provides in relevant part for the following:

               (1) The acquisition by Acquiring Fund of all property, including without limitation all cash, cash equivalents, securities, commodities and futures interests, dividend and interest receivables, claims and rights of action that are owned by Target, and any deferred or prepaid expenses shown as assets on its books, on the Closing Date, but not including Target's corporate books, records, or minutes (collectively "Assets"), in exchange solely for

                    (a) the number of full and fractional Acquiring Fund Shares determined by dividing the aggregate net asset value ("NAV") of Target as of the close of trading on the floor of the New York Stock Exchange (fifteen minutes after such close in the case of options and futures contracts) on the Closing Date ("Valuation Time") by the NAV of one Acquiring Fund Share at that time, and

                    (b) Acquiring Fund's assumption of all liabilities, debts, obligations, expenses, costs, charges, and reserves of Target as of the Valuation Time (collectively "Liabilities"),

               (2) The constructive distribution of such Acquiring Fund Shares to the Shareholders, and

                  (3) The subsequent termination of Target.

         The distribution described in (2) will be accomplished by transferring the Acquiring Fund Shares then credited to Target's account on Acquiring Fund's books to open accounts on those books established in the Shareholders' names, with each Shareholder's account being credited with the respective pro rata number of full and fractional Acquiring Fund Shares due such Shareholder. For these purposes, each Shareholder will be credited, with respect to each Target Share held (whether an Investor Share or a Restricted Share), the number of full and fractional Acquiring Fund Shares equal to the NAV of that Investor Share or Restricted Share as of the Valuation Time divided by the NAV of one Acquiring Fund Share at that time. All outstanding Target Shares, including any represented by certificates, simultaneously will be cancelled on Target's books.


                                 REPRESENTATIONS
                                 ---------------

         Each Investment Company has represented and warranted to us as follows:

                  1. The fair market value of the Acquiring Fund Shares, when received by the Shareholders, will be approximately equal to the fair market value of their Target Shares constructively surrendered in exchange therefor;


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                  2. Its  management  (a) is unaware of any plan or intention of
         Shareholders to redeem or otherwise dispose of any portion of the Acquiring Fund Shares to be received by them in the Reorganization and
         (b) does not anticipate dispositions of those Acquiring Fund Shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of dispositions of Target Shares as a series of an open-end investment company. Consequently, its management expects that the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be de minimis. Nor does its management anticipate that there will be
         extraordinary   redemptions  of  Acquiring   Fund  Shares   immediately
         following the Reorganization;

                  3. The Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization;

                  4. The fair market value on a going concern basis of the Assets will equal or exceed the Liabilities to be assumed by Acquiring Fund and those to which the Assets are subject;

                  5. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount;

                  6. Pursuant to the Reorganization, Target will transfer to Acquiring Fund, and Acquiring Fund will acquire, at least 90% of the fair market value of the net assets, and at least 70% of the fair market value of the gross assets, held by Target immediately before the Reorganization. For the purposes of this representation, any amounts used by Target to pay its Reorganization expenses and redemptions and distributions made by it immediately before the Reorganization (except for (a) distributions made to conform to its policy of distributing all or substantially all of its income and gains to avoid the obligation to pay federal income tax and/or the excise tax under section 4982 and (b) redemptions not made as part of the Reorganization) will be included as assets thereof held immediately before the Reorganization;

                  7. None of the compensation received by any Shareholder who is an employee of Target will be separate consideration for, or allocable to, any of the Target Shares held by such Shareholder-employee; none of the Acquiring Fund Shares received by any such Shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the consideration paid to any such Shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services; and

                  8. Immediately after the Reorganization, the Shareholders will be in "control" of Acquiring Fund within the meaning of section 304(c).

         Laurel Funds also has represented and warranted to us as follows:

                  1. Target is a "fund" as defined in section 851(g)(2); for each taxable year of its operation ended prior to the Closing Date, it met all the requirements of Subchapter M of the Code ("Subchapter M") for qualification and treatment as a regulated investment company

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         ("RIC"); it will continue to meet all such requirements for its taxable year that includes the Closing Date; and it has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;

                  2. The Liabilities were incurred by Target in the ordinary course of its business;

                  3. Target is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of section 368(a)(3)(A);

                  4. Not more than 25% of the value of Target's total assets (excluding cash, cash items, and U.S. government securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of such assets is invested in the stock and securities of five or fewer issuers; and

                  5. Target will be terminated as soon as reasonably practicable after the Reorganization, but in all events within six months after the Closing Date.

         Index Funds also has represented and warranted to us as follows:

                  1. Acquiring Fund is a "fund" as defined in section 851(g)(2); for its taxable year ended October 31, 1997 (its first taxable year), it met all the requirements of Subchapter M for qualification and treatment as a RIC; it will continue to meet all such requirements for its taxable year that includes the Closing Date; and it has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;

                  2. No consideration other than Acquiring Fund Shares (and Acquiring Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

                  3. Acquiring Fund has no plan or intention to issue additional Acquiring Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company; nor does it have any plan or intention to redeem or otherwise reacquire any Acquiring Fund Shares issued to the Shareholders pursuant to the Reorganization, other than through redemptions arising in the ordinary course of that business;

                  4. Acquiring Fund (a) will, after the Reorganization, continue the historic business that Target conducted before the Reorganization,
         (b) has no plan or intention to sell or otherwise dispose of more than 10% of the Assets by value, except for dispositions made in the ordinary course of that business and dispositions necessary to maintain its status as a RIC, and (c) expects to use a significant portion of Target's historic business assets in that business;

                  5. There is no plan or intention for Acquiring Fund to be dissolved or merged into another corporation or business trust or any "fund" thereof (within the meaning of section 851(g)(2)) following the Reorganization;

                  6. Immediately after the Reorganization, (a) not more than 25% of the value of Acquiring Fund's total assets (excluding cash, cash

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         items,  and U.S.  government  securities) will be invested in the stock and securities of any one issuer and (b) not more than 50% of the value of such assets will be invested in the stock and securities of five or fewer issuers; and

                  7. Acquiring Fund does not own, directly or indirectly, nor at the Closing Date will it own, directly or indirectly, nor has it owned, directly or indirectly, at any time during the past five years, any shares of Target.


                                     OPINION
                                     -------

         Based solely on the facts set forth above, and conditioned on (1) the Representations being true at the time of Closing and (2) the Reorganization being consummated in accordance with the Plan, our opinion (as explained more fully in the next section of this letter) is as follows:

                  1.  Target's  transfer  of the  Assets  to  Acquiring  Fund in exchange solely for Acquiring Fund Shares and Acquiring Fund's assumption of the Liabilities, followed by Target's distribution of those shares to the Shareholders constructively in exchange for their Target Shares, will constitute a reorganization within the meaning of section 368(a)(1)(D), and each Fund will be "a party to a reorganization" within the meaning of section 368(b);

                  2. Target will recognize no gain or loss on its transfer of the Assets to Acquiring Fund in exchange solely for Acquiring Fund Shares and Acquiring Fund's assumption of the Liabilities or on the subsequent distribution of those shares to the Shareholders in constructive exchange for their Target Shares (sections 361);

                  3. Acquiring Fund will recognize no gain or loss on its receipt of the Assets from Target in exchange solely for Acquiring Fund Shares and its assumption of the Liabilities (section 1032(a));

                  4. Acquiring Fund's basis for the Assets will be the same as Target's basis therefor immediately before the Reorganization (section 362(b)), and Acquiring Fund's holding period for the Assets will include Target's holding period therefor (section 1223(2));

                  5. A Shareholder will recognize no gain or loss on the constructive exchange of all its Target Shares solely for Acquiring Fund Shares pursuant to the Reorganization (section 354(a)); and

                  6. A Shareholder's basis for the Acquiring Fund Shares to be received by it in the Reorganization will be the same as the basis for its Target Shares to be constructively surrendered in exchange for those Acquiring Fund Shares (section 358(a)), and its holding period for those Acquiring Fund Shares will include its holding period for those Target Shares, provided they are held as capital assets by the Shareholder on the Closing Date (section 1223(1)).

         The foregoing opinion (1) is based on, and is conditioned on the continued applicability of, the provisions of the Code and the Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service ("Service") in existence on the date hereof and (2) is applicable only

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to the  extent  each  Fund is  solvent.  We  express  no  opinion  about the tax treatment of the transactions described herein if either Fund is insolvent.


                                    ANALYSIS
                                    --------

I. The Reorganization Will Be a Reorganization under Section 368(a)(1)(D), and Each Fund Will Be a Party to a Reorganization.
         -----------------------------------------------------------------------

         A.    Each Fund Is a Separate Corporation.
               -----------------------------------

         A reorganization under section 368(a)(1)(D) (a "D Reorganization") involves a transfer by a corporation of all or a part of its assets to another corporation if immediately after the transfer the transferor, or one or more of its shareholders (including persons who were shareholders immediately before the transfer), or any combination thereof, is in control of the transferee corporation; but only if, pursuant to the plan of reorganization, stock or securities of the transferee corporation are distributed in a transaction that qualifies under sections 354, 355, or 356.(3) For a transaction to qualify as a D Reorganization, therefore, both entities involved therein must be corporations (or associations taxable as corporations).

         Although each Investment Company is a corporation, neither of them, as such, is participating in the Reorganization; instead, series thereof are the participants. Ordinarily, a transaction involving segregated pools of assets (such as the Funds) could not qualify as a reorganization, because the pools would not be corporations. Under section 851(g), however, each Fund is treated as a separate corporation for all purposes of the Code save the definition requirement of section 851(a) (which is satisfied by each Investment Company). Thus, we believe that each Fund will be a separate corporation, and their shares will be treated as shares of corporate stock, for purposes of section 368(a)(1)(D).

         B.    Satisfaction of Section 368(a)(2)(F).
               ------------------------------------

         Under section 368(a)(2)(F), if two or more parties to a transaction described in section 368(a)(1) (with an exception not relevant here) were "investment companies" immediately before the transaction, then the transaction shall not be considered a reorganization with respect to any such investment company and its shareholders unless, among other things, the investment company is a RIC or --

         (1) not more than 25% of the value of its total assets is invested in the stock and securities of any one issuer and

--------------

3 For purposes of section 368(a)(1)(D), in the case of a transaction such as the Reorganization, the term "control" means ownership of stock possessing at least 50% of the total combined voting power of all classes of stock entitled to vote or at least 50% of the total value of shares of all classes of stock. See sections 368(a)(2)(H) and 304(c).


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         (2)   not more than 50% of the value of its total assets is invested in the stock and securities of five or fewer issuers.

Each Fund will meet the requirements for qualification and treatment as a RIC for its respective current taxable year and will satisfy the foregoing percentage tests. Accordingly, we believe that section 368(a)(2)(F) will not cause the Reorganization to fail to qualify as a D Reorganization with respect to either Fund.

         C.    Transfer of "Substantially All" of the Properties.
               -------------------------------------------------

         Section 354(b)(1)(A) provides that, for an exchange pursuant to a plan of a D Reorganization to receive tax-free treatment under section 354 (see V below), the transferee corporation must acquire "substantially all" of the assets of the transferor. For purposes of issuing private letter rulings, the Service considers the transfer of at least 70% of the transferor's gross assets, and at least 90% of its net assets, held immediately before the reorganization to satisfy the "substantially all" requirement. Rev. Proc. 77-37, 1977-2 C.B.
568. We believe the Plan constitutes a "plan of reorganization" within the meaning of Treas. Reg. ss. 1.368-2(g); and the Reorganization will involve such a transfer. Accordingly, we believe that the Reorganization will involve the transfer to Acquiring Fund of substantially all of Target`s properties.

         D.    Requirements of Continuity.(4)
               --------------------------

         Treasury Regulation section 1.368-1(b) sets forth two prerequisites to a valid reorganization: (1) a continuity of the business enterprise through the issuing corporation -- defined in the Regulation as "the acquiring corporation (as that term is used in section 368(a))," with an exception not relevant here -- under the modified corporate form as described in Treas. Reg. ss. 1.368-1(d) ("continuity of business") and (2) a continuity of interest as described in Treas. Reg. ss. 1.368-1(e) ("continuity of interest").

                  1.     Continuity of Business.
                         ----------------------

         The Reorganization must meet the "continuity of business enterprise" requirement of Treas. Reg. ss. 1.368-1(d)(1). That Regulation requires that the issuing corporation either (i) continue the target corporation's historic business ("business continuity") or (ii) use a significant portion of the target corporation's assets in a business ("asset continuity").

         While there is no authority that deals directly with the requirement of
continuity   of  business  in  the  context  of  a   transaction   such  as  the


-------------

4 On January 23, 1998, the Service released final Regulations dealing with both continuity requirements described below and temporary Regulations dealing with the continuity of interest requirement (collectively, "Continuity Regulations"). The Continuity Regulations generally apply to transactions occurring after January 28, 1998, with an exception not relevant here. Accordingly, the references below to Treas. Reg. ss.ss. 1.368-1(b), (d), and (e) are to those sections as adopted by the Continuity Regulations.

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Reorganization,  Rev. Rul. 87-76,  1987-2 C.B. 84, deals with a somewhat similar situation. In that ruling, P was a RIC that invested exclusively in municipal securities. P acquired the assets of T in exchange for P common stock in a transaction that was intended to qualify as a reorganization under section 368(a)(1)(C) (the acquisition by one corporation, in exchange solely for voting stock, of substantially all the properties of another corporation), which also is subject to the continuity of business requirement. Prior to the exchange, T sold its entire portfolio of corporate securities and purchased a portfolio of municipal securities. The Service held that this transaction did not qualify as a reorganization for the following reasons: (1) because T had sold its historic assets prior to the exchange, there was no asset continuity; and (2) the failure of P to engage in the business of investing in corporate securities after the exchange caused the transaction to lack business continuity as well.

         The Funds' investment objectives and policies are substantially similar, and they have the same investment adviser. Moreover, after the Reorganization Acquiring Fund will continue the historic business that Target conducted before the Reorganization. Accordingly, there will be business continuity.

         Acquiring Fund not only will continue Target`s historic business, but Acquiring Fund also (1) has no plan or intention to sell or otherwise dispose of more than 10% of the Assets, except for dispositions made in the ordinary course of its business and dispositions necessary to maintain its status as a RIC, and
(2) expects to use a significant portion of Target's historic business assets in its business. Accordingly, there will be asset continuity as well.

         For all the foregoing reasons, we believe that the Reorganization will meet the continuity of business requirement.

                  2.     Continuity of Interest.
                         ----------------------

         Treasury Regulation section 1.368-1(e)(1)(i) provides that "[c]ontinuity of interest requires that in substance a substantial part of the value of the proprietary interests in the target corporation be preserved in the reorganization. A proprietary interest in the target corporation is preserved if, in a potential reorganization, it is exchanged for a proprietary interest in the  issuing  corporation  . . . ."  That  Regulation  goes on to  provide  that
"[h]owever, a proprietary interest in the target corporation is not preserved if, in connection with the potential reorganization, . . . stock of the issuing corporation furnished in exchange for a proprietary interest in the target corporation in the potential reorganization is redeemed. All facts and circumstances must be considered in determining whether, in substance, a proprietary interest in the target corporation is preserved."

         The Fifth Circuit has ruled that a redemption of 48% of the stock of a transferor corporation was not a sufficient shift in proprietary interest to disqualify a transaction as a reorganization under section 368(a)(1)(F) ("a mere change in identity, form, or place or organization") ("F Reorganization"), even though only 52% of the transferor's shareholders would hold all the stock in the transferee. Reef Corp. v. Commissioner, 368 F.2d 125 (5th Cir. 1966), cert. denied, 386 U.S. 1018 (1967); see also Aetna Casualty and Surety Co. v. U.S., 568 F.2d 811, 822-23 (2d Cir. 1976) (redemption of a 38.39% minority interest did not prevent a transaction from qualifying as an F Reorganization). For

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purposes of issuing private letter rulings, the Service considers the continuity of interest requirement satisfied if ownership in an acquiring corporation on the part of a transferor corporation's former shareholders is equal in value to at least 50% of the value of all the formerly outstanding shares of the transferor corporation. Rev. Proc. 77-37, 1977-2 C.B. 568; but see Rev. Rul. 56-345, 1956-2 C.B. 206 (continuity of interest was held to exist in a reorganization of two RICs where immediately after the reorganization 26% of the shares were redeemed in order to allow investment in a third RIC); Rev. Rul. 61-156, 1961-2 C.B. 62 (a transaction qualified as an F Reorganization even though the transferor's shareholders acquired only 45% of the transferee's stock, while the remaining 55% of that stock was issued to new shareholders in a public underwriting immediately after the transfer). Although shares of both the target and acquiring funds held by the target's shareholders that are disposed
of  before  or  after  the   transaction   will  be  considered  in  determining
satisfaction of the 50% standard, the Service has recently issued private letter rulings that excepted from that determination "shares which are required to be redeemed at the demand of shareholders by . . . Target or by Acquiring in the ordinary course of their businesses as open-end investment companies (or series thereof) pursuant to Section 22(e) of the 1940 Act." Priv. Ltr. Ruls. 9823018 (Mar. 5, 1998) and 9822053 (Mar. 3, 1998).(5)

         No minimum holding period for shares of an acquiring corporation is imposed under the Code on the acquired corporation's shareholders. Rev. Rul. 66-23, 1966-1 C.B. 67, provides generally that "unrestricted rights of ownership for a period of time sufficient to warrant the conclusion that such ownership is definite and substantial" will suffice and that "ordinarily, the Service will treat five years of unrestricted . . . ownership as a sufficient period" for continuity of interest purposes. A preconceived plan or arrangement by or among an acquired corporation's shareholders to dispose of more than 50% of an acquiring corporation's shares could be problematic. Shareholders with no such preconceived plan or arrangement, however, are basically free to sell any part of the shares received by them in the reorganization without fear of breaking continuity of interest, because the subsequent sale will be treated as an independent transaction from the reorganization.

         There is no plan or intention of Shareholders to redeem or otherwise dispose of any portion of the Acquiring Fund Shares to be received by them in the Reorganization, and each Investment Company's management does not anticipate dispositions of those Acquiring Fund Shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of dispositions of shares of Target as a series of an open-end investment company. Consequently, each such management expects that the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be de minimis, and neither such management anticipates that there will be extraordinary redemptions of Acquiring Fund Shares immediately following the Reorganization. Although Acquiring Fund's shares will be offered for sale to the public on an ongoing basis after the Reorganization, sales of those shares will arise out of a public offering separate and unrelated to the Reorganization and not as a result thereof. See Reef Corp. v. Commissioner, 368 F.2d at 134; Rev. Rul. 61-156, supra. Similarly, Shareholders may redeem Acquiring Fund Shares


-----------------

5 Although, under section 6110(j)(3), a private letter ruling may not be cited as precedent, tax practitioners look to such rulings as generally indicative of the Service's views on the proper interpretation of the Code and the Regulations. Cf. Rowan Companies, Inc. v. Commissioner, 452 U.S. 247 (1981).

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pursuant to their rights as shareholders  of a series of an open-end  investment company (see Priv. Ltr. Ruls. 9823018 and 9822053,  supra, and 8816064 (Jan. 28,
1988)); those redemptions will result from the exercise of those rights in the course of Acquiring Fund's business as an open-end series and not from the D Reorganization as such.

         Accordingly,   we  believe  that  the  Reorganization   will  meet  the
continuity of interest requirement of Treas. Reg. ss. 1.368-1(b).

         E.    Control and Distribution by Target.
               ----------------------------------

         As  noted  above,  a  corporation's   transfer  of  assets  to  another
corporation will qualify as a D Reorganization only if (1) immediately thereafter the transferor, or one or more of its shareholders (including persons who were shareholders immediately before the transfer), or any combination thereof, is in control of the transferee and (2) pursuant to the plan, stock or securities of the transferee are distributed in a transaction that qualifies under section 354, among others (and, pursuant to section 354(b)(1)(B), all such stock or securities, as well as the transferor's other properties, are distributed pursuant to the plan). For purposes of clause (1), as applicable here (see sections 368(a)(2)(H) and 304(c)(1)), "control" is defined as the ownership of stock possessing at least 50% of the total combined voting power of all classes of stock entitled to vote or at least 50% of the total value of shares of all classes of stock; the Shareholders will be in control (as so defined) of Acquiring Fund immediately after the Reorganization. With respect to clause (2), under the Plan -- which, as noted above, constitutes a plan of reorganization -- Target will distribute all the Acquiring Fund Shares to the Shareholders in constructive exchange for their Target Shares. As noted in V. below, we believe that that distribution will qualify under section 354(a). Accordingly, we believe that the control and distribution requirements will be satisfied.

         F.    Business Purpose.
               ----------------

         All reorganizations must meet the judicially imposed requirements of the "business purpose doctrine," which was established in Gregory v. Helvering, 293 U.S. 465 (1935), and is now set forth in Treas. Reg. ss.ss. 1.368-1(b), -1(c), and -2(g) (the last of which provides that, to qualify as a reorganization, a transaction must be "undertaken for reasons germane to the continuance of the business of a corporation a party to the reorganization"). Under that doctrine, a transaction must have a bona fide business purpose (and not a purpose to avoid federal income tax) to constitute a valid reorganization. The substantial business purposes of the Reorganization are described in the Proxy Statement. Accordingly, we believe that the Reorganization is being undertaken for bona fide business purposes (and not a purpose to avoid federal income tax) and therefore meets the requirements of the business purpose doctrine.

         For all the foregoing reasons, we believe that the Reorganization will constitute a reorganization within the meaning of section 368(a)(1)(D).


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         G.    Each Fund Will Be a Party to a Reorganization.
               ---------------------------------------------

         Section 368(b)(2) and Treas. Reg. ss. 1.368-2(f) provide that if one corporation transfers substantially all of its properties to a second corporation in exchange for all or a part of the voting stock of the second corporation, then both corporations are parties to a reorganization. Target is transferring all its properties to Acquiring Fund in exchange for Acquiring Fund Shares. Accordingly, we believe that each Fund will be "a party to a reorganization."


II.  Target Will Recognize No Gain or Loss.
     -------------------------------------

         Under sections 361(a) and (c), no gain or loss shall be recognized to a corporation that is a party to a reorganization if, pursuant to the plan of reorganization, (1) it exchanges property solely for stock or securities in another corporate party to the reorganization and (2) distributes that stock or securities to its shareholders. (As noted above, such a distribution is required for qualification as a D Reorganization.) Section 361(c)(4) provides that sections 311 and 336 (which require recognition of gain on certain distributions of appreciated property) shall not apply to such a distribution.

         Section 357(a)  provides in pertinent part that,  except as provided in section 357(b), if a taxpayer receives property that would be permitted to be received under section 361 without recognition of gain if it were the sole consideration and, as part of the consideration, another party to the exchange assumes a liability of the taxpayer or acquires from the taxpayer property subject to a liability, then that assumption or acquisition shall not be treated as money or other property and shall not prevent the exchange from being within section 361. Section 357(b) applies where the principal purpose of the assumption or acquisition was a tax avoidance purpose or not a bona fide business purpose.

         As noted above, it is our opinion that the Reorganization will constitute a D Reorganization, each Fund will be a party to a reorganization, and the Plan constitutes a plan of reorganization. Target will exchange the Assets solely for Acquiring Fund Shares and Acquiring Fund's assumption of the Liabilities and then will be terminated pursuant to the Plan, distributing those shares to its shareholders in constructive exchange for their Target Shares. As also noted above, we believe that the Reorganization is being undertaken for bona fide business purposes (and not a purpose to avoid federal income tax); we also do not believe that the principal purpose of Acquiring Fund's assumption of the Liabilities is avoidance of federal income tax on the proposed transaction. Accordingly, we believe that Target will recognize no gain or loss on the Reorganization.(6)


----------------

6 Notwithstanding anything herein to the contrary, we express no opinion as to the effect of the Reorganization on either Fund or any Shareholder with respect to any asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

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III.     Acquiring Fund Will Recognize No Gain or Loss.
         ---------------------------------------------

         Section 1032(a) provides that no gain or loss shall be recognized to a corporation on the receipt by it of money or other property in exchange for its shares. Acquiring Fund will issue Acquiring Fund Shares to Target in exchange for the Assets, which consist of money and securities. Accordingly, we believe that Acquiring Fund will recognize no gain or loss on the Reorganization.


IV. Acquiring Fund's Basis for the Assets Will Be a Carryover Basis, and Its Holding Period Will Include Target's Holding Period.
         -----------------------------------------------------------------------

         Section 362(b) provides, in pertinent part, that the basis of property acquired by a corporation in connection with a reorganization to which section 368 applies shall be the same as it would be in the hands of the transferor immediately before the exchange, increased by the amount of gain recognized on the transfer (a "carryover basis"). As noted above, it is our opinion that the Reorganization will qualify as such a reorganization and Target will recognize no gain on the Reorganization. Accordingly, we believe that Acquiring Fund's basis for the Assets will be the same as Target's basis therefor immediately before the Reorganization.

         Section 1223(2) provides in general that the period for which a taxpayer has held acquired property that has a carryover basis shall include the period for which the property was held by the transferor. As noted above, it is our opinion that Acquiring Fund's basis for the Assets will be a carryover basis. Accordingly, we believe that Acquiring Fund's holding period for the Assets will include Target's holding period therefor.


V.   A Shareholder Will Recognize No Gain or Loss.
     --------------------------------------------

         Under section 354(a)(1), no gain or loss shall be recognized if stock in a corporation that is a party to a reorganization is exchanged pursuant to a plan of reorganization solely for stock in that corporation or another corporate party to the reorganization. Pursuant to the Plan, the Shareholders will receive solely Acquiring Fund Shares for their Target Shares. As noted above, it is our opinion that the Reorganization will qualify as a D Reorganization, each Fund will be a party to a reorganization, and the Plan constitutes a plan of reorganization. Although section 354(a)(1) requires that the transferor corporation's shareholders exchange their shares therein for shares of the acquiring corporation, the courts and the Service have recognized that the Code does not require taxpayers to perform useless gestures to come within the statutory provisions. See, e.g., Eastern Color Printing Co., 63 T.C. 27, 36
(1974); Davant v. Commissioner, 366 F.2d 874 (5th Cir. 1966). Therefore, although Shareholders will not actually surrender Target Share certificates in exchange for Acquiring Fund Shares, their Target Shares will be canceled on the issuance of Acquiring Fund Shares to them (all of which will be reflected on Acquiring Fund's books) and will be treated as having been exchanged therefor. See Rev. Rul. 81-3, 1981-1 C.B. 125; Rev. Rul. 79-257, 1979-2 C.B. 136.
Accordingly, we believe that a Shareholder will recognize no gain or loss on the constructive exchange of all its Target Shares solely for Acquiring Fund Shares pursuant to the Reorganization.

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VI.      A  Shareholder's  Basis for Acquiring Fund Shares Will Be a Substituted
         Basis, and its Holding Period therefor Will Include its Holding Period for its Target Shares.
         -----------------------------------------------------------------------

         Section 358(a)(1) provides, in pertinent part, that in the case of an exchange to which section 354 applies, the basis of the property permitted to be received thereunder without the recognition of gain or loss shall be the same as the basis of the property exchanged therefor, decreased by, among other things, the fair market value of any other property and the amount of any money received in the exchange and increased by the amount of any gain recognized on the exchange by the shareholder (a "substituted basis"). As noted above, it is our opinion that the Reorganization will constitute a D Reorganization and, under section 354, a Shareholder will recognize no gain or loss on the constructive exchange of all its Target Shares solely for Acquiring Fund Shares in the Reorganization. No property will be distributed to the Shareholders other than Acquiring Fund Shares, and no money will be distributed to them pursuant to the Reorganization. Accordingly, we believe that a Shareholder's basis for the Acquiring Fund Shares it receives in the Reorganization will be the same as the basis for its Target Shares to be constructively surrendered in exchange for those Acquiring Fund Shares.

         Section 1223(1) provides in general that the period for which a taxpayer has held property received in an exchange that has a substituted basis shall include the period for which the taxpayer held the property exchanged therefor if the latter property was a capital asset (as defined in section 1221) at the time of the exchange. As noted above, it is our opinion that a Shareholder will have a substituted basis for the Acquiring Fund Shares it receives in the Reorganization. Accordingly, we believe that a Shareholder's holding period for the Acquiring Fund Shares it receives in the Reorganization will include its holding period for the Target Shares constructively surrendered in exchange therefor, provided those Target Shares were capital assets at the time of the Closing.

         We hereby consent to this opinion accompanying the registration statement of Index Funds on Form N-14 filed with the SEC on April 9, 1998, and to the references to our firm under the captions "Summary -- Tax Consequences" and "Information about the Reorganization -- Federal Income Tax Consequences" in the Proxy Statement.


                                              Very truly yours,

                                              KIRKPATRICK & LOCKHART LLP




                                              By:  /s/ Theodore L. Press
                                                 -----------------------------
                                                       Theodore L. Press